Exhibit 10.20

SECOND AMENDMENT TO
LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO LOAN DOCUMENTS PURCHASE AND SALE AGREEMENT (this “Modification Agreement”), effective as of this 2nd day of July, 2009, is entered into by and between CORUS BANK, N.A., a national banking association, having a mailing address of 3959 N. Lincoln Avenue, Chicago, Illinois 60613 (“Seller”), and CHRISTIAN TYLER PROPERTIES, LLC, having a mailing address of 403 East Madison Street, Suite 400, Tampa, Florida 33602 (“Purchaser”).

RECITALS:

WHEREAS, Seller and Purchaser entered into that certain Loan Documents Purchase and Sale Agreement, dated June 8, 2009 (the “Original Agreement”), as amended by that certain First Amendment to Loan Documents Purchase and Sale Agreement (the “First Amendment”; the Original Agreement and the First Amendment are sometimes collectively referred to herein as the “Purchase and Sale Agreement”) ; and

WHEREAS, Seller and Purchaser desire to amend the Purchase and Sale Agreement in accordance with the terms set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1)                                      Capitalized Terms. Any capitalized term used herein, but not defined herein, shall have the meaning ascribed to it in the Original Agreement.

2)                                      Due Diligence Period.

a)                                      The words “the date which is twenty-five (25) calendar days from the Effective Date of this Agreement” found in the third sentence of Subsection 2(b) of the Original Agreement are hereby deleted in their entirety, and the date “July 13, 2009” is hereby inserted in lieu thereof; so that the Due Diligence Period shall expire at 5:00 p.m. (EST) on July 13, 2009.

b)                                     Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement, Seller hereby waives any and all rights to terminate the Purchase and Sale Agreement, whether prior to, at, or following the expiration of the Due Diligence Period, except as set forth in Section 3 below.

3)                                      Deposit. The Deposit currently held by the Escrow Agent equals $300,000.00.  Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement, commencing upon the execution of this Modification Agreement, the Deposit shall be nonrefundable to Purchaser except in the event that, on or before the expiration of the Due Diligence Period, Purchaser is unable to obtain a loan commitment from Freddie Mac in the amount of not less than $18,000,000.00 (the “Loan Commitment”) or in the event of a default by Seller under the terms of the Purchase and Sale Agreement Purchaser agrees to pursue the Loan Commitment in good faith and to provide reasonable evidence of Purchaser’s filing of the application upon Seller’s request for same. If Purchaser terminates the Purchase and Sale Agreement prior to the expiration of the Due Diligence Period because of its failure to obtain the Loan Commitment, Escrow Agent is hereby instructed to hold the Deposit in escrow until such time as Purchaser provides reasonable evidence to Seller that Purchaser was unable to obtain the Loan Commitment despite good faith efforts to do so. Promptly upon the expiration of the Due Diligence Period, Escrow Agent shall release the Deposit to Seller via wire transfer per the instructions to be provided by Seller to Escrow Agent. On the Closing, the Deposit shall be applied as part payment of the Purchase Price made by Purchaser. Otherwise, the Deposit shall be nonrefundable to Purchaser after the expiration of the Due Diligence Period except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

4)                                      Extension Periods. Purchaser may extend the date for Closing for up to five (5) periods of ten (10) days each (each an “Extension Period”) by providing (i) no less than five (5) days before the then-scheduled Closing Date, written notice (each an “Extension Notice”) to Seller of Purchaser’s election to extend the date for Closing in accordance herewith, and (ii) payment to Seller of the amounts set forth below:

a)                                      First Extension Period. Purchaser shall pay Seller for the initial ten (10) day Extension Period an extension fee in the amount of Seventy Five Thousand and No/100 Dollars ($75,000.00) (the “First Extension Fee”) in consideration of the extension of the Closing Date. Payment of the First Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall receive a credit against the Purchase Price payable at Closing for the First Extension Fee. The First Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement

b)                                     Second Extension Period. Purchaser shall pay Seller for the second ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Second Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Second Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Second Extension Fee. The Second Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

c)                                      Third Extension Period. Purchaser shall pay Seller for the third ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Third Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Third Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Third

Extension Fee. The Third Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

d)                                     Fourth Extension Period. Purchaser shall pay Seller for the fourth ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Fourth Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Fourth Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Fourth Extension Fee. The Fourth Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement.

e)                                      Fifth Extension Period. Purchaser shall pay Seller for the fifth ten (10) day Extension Period an extension fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Fifth Extension Fee”) in consideration of the extension of the Closing Date. Payment of the Fifth Extension Fee shall accompany the Extension Notice and shall be made to Seller at the notice address set forth in Section 16 of the Purchase and Sale Agreement. Purchaser shall not receive a credit against the Purchase Price payable at Closing for the Fifth Extension Fee. The Fifth Extension Fee shall be nonrefundable except in the event of a default by Seller under the terms of the Purchase and Sale Agreement

5)                                      Ratification. The provisions of this Modification Agreement shall control over any contrary provisions of the Purchase and Sale Agreement. Purchaser and Seller hereby agree that except to the extent expressly amended herein, all terms and conditions of the Purchase and Sale Agreement are hereby reaffirmed and shall remain in full force and effect

6)                                      Counterparts. This Modification Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a facsimile of this Modification Agreement executed by a party hereto shall be deemed to constitute delivery of an original hereof executed by such party.

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IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be duly executed as of the date first above written.

SELLER:

CORUS BANK, N.A., a national banking association

By:	/s/ Chris Barkidjija
Name:	Chris Barkidjija
Title:	First Vice President

PURCHASER:

CHRISTIAN TYLER PROPERTIES, LLC, a Florida limited liability company

By:	The Kirk D. Eicholtz Revocable Trust of 1996, its sole managing member

	By:	/s/ Kirk D. Eicholtz
Kirk D. Eicholtz, Trustee

IN WITNESS WHEREOF, Escrow Agent has caused this Modification Agreement to be duly executed as of July     , 2009 solely for the purposes of acknowledging Section 3 hereof.

ESCROW AGENT:

COLLIERS ARNOLD COMMERCIAL REAL ESTATE SERVICES

By:
Name:
Title: